Exhibit 99.1

JAMES RIVER ANNOUNCES THIRD QUARTER 2026 RESULTS

Chapel Hill, N.C., November 9, 2026 - James River Group Holdings, Inc. ("James River" or the "Company") (NASDAQ: JRVR) today reported the following results for the third quarter of 2026 as compared to the same period in 2025. Third quarter results included a non-cash goodwill impairment of $181.8 million that resulted in a net loss available to common shareholders of $189.4 million, or $4.08 per diluted share. The goodwill was added to the balance sheet when the Company was acquired by an investor group in 2007, rather than as a result of any acquisition made by the Company. The impairment charge does not affect the Company's adjusted net operating results, statutory capital or compliance with debt covenants.

	Three Months Ended September 30,		Three Months Ended September 30,
($ in thousands, except for share data)	2026	per diluted share	2025	per diluted share
Net loss from continuing operations available to common shareholders	$(189,276)	$(4.08)	$(376)	$(0.01)
Net loss from discontinued operations[1]	(133)	$—	(572)	$(0.01)
Net loss available to common shareholders	(189,409)	$(4.08)	(948)	$(0.02)
Adjusted net operating (loss) income[2]	(4,445)	$(0.10)	17,383	$0.32
Unless specified otherwise, all underwriting performance ratios presented herein are for our continuing operations and business not subject to retroactive reinsurance accounting.
Third Quarter 2026 Overview:
•Adjusted net operating loss2 of $4.4 million or $0.10 per diluted share, was primarily impacted by adverse reserve development in the Excess & Surplus ("E&S") segment.
•E&S new and renewal submission growth for active divisions continues to be strong, increasing 8% compared to the prior year quarter, reflecting a strong market opportunity, while heightened competition remains across casualty lines. The Company has remained disciplined in adding risk that aligns with its underwriting standards, choosing to focus on growth in smaller accounts.
•Annually, during the third quarter, the Company completes its Detailed Valuation Review of the E&S segment's reserves. This is a first principles, ground-up review of all assumptions underpinning the reserve base. Following that review this year, the Company recognized net adverse development of $19.2 million on total E&S net reserves of $1.0 billion. The development was driven by a specific portfolio, which is fully in runoff, within the Product Liability line. Notably, the Company continues to observe much lower
1 The Company closed the sale of JRG Reinsurance Company Ltd. on April 16, 2024. As a result, the full financials for our former Casualty Reinsurance segment have been classified as discontinued operations for all periods.
2 Adjusted net operating (loss) income is a non-GAAP financial measure and excludes the impact of $181.8 million in goodwill impairment during the quarter. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” at the end of this press release.
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JRVR Announces Third Quarter 2026 Results

frequency and reduced incurred loss dynamics across the entire E&S portfolio from the more recent accident years beginning in 2023.
•The Company continues to deliver expense reductions. General and administrative expenses declined by 9% for both the quarter and on a year-to-date basis compared to prior year periods. On a year-to-date basis, expenses for Specialty Admitted declined 40% and expenses for the Corporate Segment declined 15%.
•Net investment income of $22.2 million grew by over 9% sequentially compared to the second quarter ($20.3 million) and by 1% compared to the prior year quarter ($21.9 million) driven by attractive book yields in fixed maturities as well as strong income from private investments.

Frank D'Orazio, the Company’s Chief Executive Officer, commented, "E&S submission growth and our market opportunity set remain strong across the franchise as we leverage our investments in technology and further emphasize smaller accounts and greater profitability. During the quarter, we completed our first principles reserve review and while the Company continues to see distinct improvement in overall profitability since 2023, we bolstered reserves in our Product Liability line to address a specific portfolio that is now fully in runoff."

Third Quarter 2026 Operating Results
•Gross written premium of $186.1 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$170,404	$209,831	(19)%
Specialty Admitted Insurance	15,700	27,445	(43)%
	$186,104	$237,276	(22)%

•Net written premium of $105.0 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$104,027	$121,707	(15)%
Specialty Admitted Insurance	983	1,026	(4)%
	$105,010	$122,733	(14)%

•Net earned premium of $127.7 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$126,321	$140,175	(10)%
Specialty Admitted Insurance	1,390	8,276	(83)%
	$127,711	$148,451	(14)%
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JRVR Announces Third Quarter 2026 Results

•Pre-tax net (adverse) favorable reserve development by segment on business not subject to retroactive reinsurance accounting was as follows:

	Three Months Ended September 30,
($ in thousands)	2026	2025
Excess and Surplus Lines	$(19,170)	$2,369
Specialty Admitted Insurance	(1,446)	236
	$(20,616)	$2,605
•The third quarter of 2026 included $19.2 million of net adverse reserve development in the E&S segment and $1.4 million of net adverse reserve development within Specialty Admitted. The reserve additions for E&S were informed by the Company's annual Detailed Valuation Review process that took place during the quarter. The adverse development within E&S related primarily to the Product Liability line, and the portfolio that has driven this development is in runoff. The Company continues to observe lower frequency and incurred losses in its more recent accident years following the significant underwriting changes made to its portfolio since 2023, and will continue to monitor these trends to inform estimates.
•In the third quarter of 2026, the Company continued to deliver meaningful reductions in general and administrative expenses. These decreased by 9% compared to the prior year quarter, notably in the Specialty Admitted (down 34%) and Corporate (down 21%) segments.
Investment Results
Net investment income for the third quarter of 2026 was $22.2 million, above the $21.9 million reported in the prior year quarter. Private investment income of $2.2 million was $1.1 million greater than the prior year period. The Company's investments in private credit through capital-efficient rated notes drove the outperformance with strong quarterly returns and increased invested balances compared to 2025. Fixed income securities, which represent the majority of the Company's invested assets and cash, generated more than 10% higher net investment income compared to the prior year period.
The Company’s net investment income consisted of the following:

	Three Months Ended September 30,
($ in thousands)	2026	2025	% Change
Total Net Investment Income	$22,185	$21,919	1%
Private Investments	2,190	1,066	105%
All Other Investments	19,995	20,853	(4)%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended September 30, 2026 was 4.7%, slightly above the previous quarter compared to 4.6% for the three months ended September 30, 2025.
Net realized and unrealized losses of $2.9 million for the three months ended September 30, 2026 were driven primarily by unrealized losses within the portfolio's preferred stock holdings, whose fair values were largely impacted by rate increases during the quarter.
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JRVR Announces Third Quarter 2026 Results

Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.01 per share of common stock. This dividend is payable on Thursday, December 31, 2026 to all shareholders of record as of Tuesday, December 15, 2026.
Tangible Common Equity
Shareholders' equity of $291.9 million at September 30, 2026 compared to shareholders' equity of $538.2 million at December 31, 2025 and was predominantly affected by the non-cash, full impairment to $181.8 million of goodwill during the third quarter. The goodwill was added to the balance sheet when the Company was acquired by an investor group in 2007, rather than as a result of any acquisition made by the Company. Tangible common equity3 of $367.8 million at September 30, 2026 decreased 10.5% from $411.0 million at December 31, 2025. The decline in equity included a $52.0 million increase in accumulated other comprehensive loss which came as a result of the rise in rates during the year.
Conference Call
James River will hold a conference call to discuss its third quarter results tomorrow, November 10, 2026 at 8:30 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 6057866, or via the investor website at https://investors.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating loss and loss adjustment expense reserves and the possibility that incurred losses and loss adjustment expenses may be greater than our estimate used to compute loss and loss adjustment expense reserves included in the financial statements; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition and triggering a default on our credit facility; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; risks associated with strategic transactions and initiatives, including our ability to identify, negotiate, consummate and realize the anticipated benefits of acquisitions, dispositions, investments, joint ventures, reinsurance
3 Tangible common equity is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” at the end of this press release.
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JRVR Announces Third Quarter 2026 Results

transactions, capital-raising transactions and other strategic alternatives; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; an impairment of our intangible assets affecting our results of operations and book value; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; a failure of any of the loss limitations or exclusions we utilize in our insurance products to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; an adverse result in any litigation or legal proceedings we are or may become subject to; and inability to generate taxable income and execute tax planning strategies which could adversely impact our ability to recognize deferred tax assets at the level reflected on our balance sheet. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
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JRVR Announces Third Quarter 2026 Results

Non-GAAP Financial Measures
In presenting James River Group Holdings, Inc.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting (loss) profit, adjusted net operating (loss) income, tangible equity, tangible common equity, and adjusted net operating return on tangible common equity (which is calculated as annualized adjusted net operating income expressed as a percentage of the average quarterly tangible common equity balances in the respective period), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

About James River Group Holdings, Inc.
James River Group Holdings, Inc. is a holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries is rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Inc. on the web at https://jrvrgroup.com.
For more information contact:
Bob Zimardo
SVP, Investments and Investor Relations
InvestorRelations@james-river-group.com
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JRVR Announces Third Quarter 2026 Results

James River Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	September 30, 2026	December 31, 2025
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,374,704	$1,404,774
Equity securities, at fair value	72,358	73,092
Bank loan participations, at fair value	154,688	155,138
Short-term investments	4,868	0
Other invested assets	71,666	64,152
Total invested assets	1,678,284	1,697,156

Cash and cash equivalents	167,903	260,941
Restricted cash equivalents (a)	8,710	8,481
Accrued investment income	14,252	12,744
Premiums receivable and agents’ balances, net	89,655	153,638
Reinsurance recoverable on unpaid losses, net	1,821,124	2,026,110
Reinsurance recoverable on paid losses	140,165	118,243
Deferred policy acquisition costs	28,870	31,286
Goodwill and intangible assets	31,815	213,918
Other assets	311,858	337,413
Total assets	$4,292,636	$4,859,930

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$2,912,382	$3,099,418
Unearned premiums	374,954	447,644
Funds held (a)	7,485	7,485
Deferred reinsurance gain	107,719	86,720
Senior debt	225,800	225,800
Junior subordinated debt	104,055	104,055
Accrued expenses	25,099	31,006
Other liabilities	110,150	186,534
Total liabilities	3,867,644	4,188,662

Series A redeemable preferred shares	133,115	133,115
Total shareholders’ equity	291,877	538,153
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$4,292,636	$4,859,930

Tangible equity (b)	$500,896	$544,070
Tangible equity per share (b)	$8.38	$9.15
Tangible common equity per share (b)	$7.95	$8.94
Shareholders' equity per share	$6.31	$11.71
Common shares outstanding	46,249,038	45,968,584

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces Third Quarter 2026 Results

James River Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except for share data)	2026	2025	2026	2025
REVENUES
Gross written premiums	$186,104	$237,276	$691,376	$909,640
Net written premiums (a)	105,010	122,733	373,506	426,679

Net earned premiums (a)	127,711	148,451	402,441	452,962
Net investment income	22,185	21,919	63,789	62,443
Net realized and unrealized (losses) gains on investments	(2,857)	1,239	(8,490)	(484)
Other income	670	1,126	2,697	4,946
Total revenues	147,709	172,735	460,437	519,867

EXPENSES
Losses and loss adjustment expenses (b)	104,423	121,004	311,688	333,670
Other operating expenses	43,199	42,561	138,451	140,592
Other expenses	1,160	204	2,161	1,775
Interest expense	5,708	6,224	16,910	17,570
Amortization of intangible assets	90	90	272	272
Impairment of goodwill	181,831	—	181,831	—
Total expenses	336,411	170,083	651,313	493,879
(Loss) income from continuing operations before income taxes	(188,702)	2,652	(190,876)	25,988
Income tax (benefit) expense on continuing operations	(1,395)	1,059	(1,415)	8,287
Net (loss) income from continuing operations	(187,307)	1,593	(189,461)	17,701
Net loss from discontinued operations	(133)	(572)	(503)	(2,347)
NET (LOSS) INCOME	(187,440)	1,021	(189,964)	15,354
Dividends on Series A preferred shares	(1,969)	(1,969)	(5,907)	(5,907)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(189,409)	$(948)	$(195,871)	$9,447
ADJUSTED NET OPERATING (LOSS) INCOME (c)	$(4,445)	$17,383	$11,385	$38,178

(LOSS) INCOME PER COMMON SHARE
Basic
Continuing operations	$(4.08)	$(0.01)	$(4.22)	$0.26
Discontinued operations	$0.00	$(0.01)	$(0.01)	$(0.05)
	$(4.08)	$(0.02)	$(4.23)	$0.21
Diluted
Continuing operations	$(4.08)	$(0.01)	$(4.22)	$0.25
Discontinued operations	$0.00	$(0.01)	$(0.01)	$(0.05)
	$(4.08)	$(0.02)	$(4.23)	$0.20

ADJUSTED NET OPERATING (LOSS) INCOME PER COMMON SHARE
Basic	$(0.10)	$0.38	$0.25	$0.83
Diluted (d)	$(0.10)	$0.32	$0.24	$0.73

Weighted-average common shares outstanding:
Basic	46,339,604	46,026,399	46,254,038	45,954,992
Diluted	46,339,604	46,026,399	46,254,038	46,461,351
Cash dividends declared per common share	$0.01	$0.01	$0.03	$0.03

Ratios:
Loss ratio	81.9%	65.7%	72.2%	66.9%
Expense ratio (e)	33.7%	28.3%	34.4%	30.5%
Combined ratio	115.6%	94.0%	106.6%	97.4%
Accident year loss ratio (f)	65.7%	65.7%	65.8%	65.4%
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JRVR Announces Third Quarter 2026 Results

(a) Net written premium and net earned premium were impacted by $— million and $7.2 million of reinsurance reinstatement premiums incurred during the three and nine months ending September 30, 2026, respectively ($3.8 million and $9.6 million in the respective prior year periods). In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.

(b) Losses and loss adjustment expenses include expenses of ($117,000)and $21.0 million for deferred retroactive reinsurance gains in the three and nine months ended September 30, 2026, respectively ($23.5 million and $30.8 million in the respective prior year periods).

(c) See "Reconciliation of Non-GAAP Measures".
(d) Potential common shares related to RSUs were anti-dilutive in the three months ended September 30, 2026 and excluded from the calculation. RSUs were dilutive and included in the denominator in the calculation for the nine months ended September 30, 2026 as well as the three and nine-month prior year periods. The outstanding Series A preferred shares were anti-dilutive in the current periods and dilutive in the prior year periods. Dividends on the Series A preferred shares were added back to the numerator of the calculations and common shares from an assumed conversion of the Series A preferred shares were included in the denominator in the prior year periods.

(e) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $42,000 and $166,000 for the three and nine months ended September 30, 2026, respectively ($453,000 and $2.1 million in the respective prior year periods).

(f) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).

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JRVR Announces Third Quarter 2026 Results

James River Group Holdings, Inc. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Gross written premiums	$170,404	$209,831	(18.8)%	$632,859	$723,518	(12.5)%
Net written premiums (a)	$104,027	$121,707	(14.5)%	$370,369	$403,431	(8.2)%

Net earned premiums (a)	$126,321	$140,175	(9.9)%	$395,453	$418,573	(5.5)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(101,436)	(89,033)	13.9%	(280,781)	(271,697)	3.3%
Underwriting expenses	(35,678)	(34,709)	2.8%	(110,880)	(107,078)	3.6%
Underwriting (loss) profit (b)	$(10,793)	$16,433	—	$3,792	$39,798	(90.5)%

Ratios:
Loss ratio	80.3%	63.5%		71.0%	64.9%
Expense ratio	28.2%	24.8%		28.0%	25.6%
Combined ratio	108.5%	88.3%		99.0%	90.5%
Accident year loss ratio (c)	65.1%	63.5%		64.9%	63.5%

(a) Net written premium and net earned premium were impacted by $— million and $7.2 million of reinsurance reinstatement premiums incurred during the three and nine months ending September 30, 2026, respectively ($3.8 million and $9.6 million in the respective prior year periods). In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.

(b) See "Reconciliation of Non-GAAP Measures".
(c) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).
SPECIALTY ADMITTED INSURANCE

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Gross written premiums	$15,700	$27,445	(42.8)%	$58,517	$186,122	(68.6)%
Net written premiums	$983	$1,026	(4.2)%	$3,137	$23,248	(86.5)%

Net earned premiums	$1,390	$8,276	(83.2)%	$6,988	$34,389	(79.7)%
Losses and loss adjustment expenses	(3,104)	(8,456)	(63.3)%	(9,908)	(31,147)	(68.2)%
Underwriting expenses	(1,767)	(172)	927.3%	(5,163)	(5,321)	(3.0)%
Underwriting loss (a), (b)	$(3,481)	$(352)	888.9%	$(8,083)	$(2,079)	288.8%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three and nine months ended September 30, 2026 include gross fee income of $782,000 and $3.3 million, respectively ($2.9 million and $11.2 million in the respective prior year periods).

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JRVR Announces Third Quarter 2026 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company's continuing operations inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Excess and Surplus Lines:
Loss Ratio	80.3%	63.5%	71.0%	64.9%
Impact of retroactive reinsurance	(0.1)%	16.8%	5.3%	7.4%
Loss Ratio including impact of retroactive reinsurance	80.2%	80.3%	76.3%	72.3%

Combined Ratio	108.5%	88.3%	99.0%	90.5%
Impact of retroactive reinsurance	(0.1)%	16.8%	5.3%	7.4%
Combined Ratio including impact of retroactive reinsurance	108.4%	105.1%	104.3%	97.9%

Consolidated:
Loss Ratio	81.9%	65.7%	72.2%	66.9%
Impact of retroactive reinsurance	(0.1)%	15.8%	5.2%	6.8%
Loss Ratio including impact of retroactive reinsurance	81.8%	81.5%	77.4%	73.7%

Combined Ratio	115.6%	94.0%	106.6%	97.4%
Impact of retroactive reinsurance	(0.1)%	15.8%	5.2%	6.8%
Combined Ratio including impact of retroactive reinsurance	115.5%	109.8%	111.8%	104.2%

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JRVR Announces Third Quarter 2026 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting (Loss) Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income from continuing operations before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses on business from continuing operations not subject to retroactive reinsurance accounting and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Underwriting (loss) profit of the operating segments:
Excess and Surplus Lines	$(10,793)	$16,433	$3,792	$39,798
Specialty Admitted Insurance	(3,481)	(352)	(8,083)	(2,079)
Total underwriting (loss) profit of operating segments	(14,274)	16,081	(4,291)	37,719
Other operating expenses of the Corporate and Other segment	(5,712)	(7,227)	(22,242)	(26,080)
Underwriting (loss) profit (a)	(19,986)	8,854	(26,533)	11,639
Losses and loss adjustment expenses - retroactive reinsurance	117	(23,515)	(20,999)	(30,826)
Net investment income	22,185	21,919	63,789	62,443
Net realized and unrealized (losses) gains on investments	(2,857)	1,239	(8,490)	(484)
Other income	(532)	469	370	1,058
Interest expense	(5,708)	(6,224)	(16,910)	(17,570)
Amortization of intangible assets	(90)	(90)	(272)	(272)
Impairment of goodwill	(181,831)	—	(181,831)	—
(Loss) income from continuing operations before taxes	$(188,702)	$2,652	$(190,876)	$25,988

(a) Included in underwriting results for the three and nine months ended September 30, 2026 is gross fee income of $782,000 and $3.3 million, respectively ($2.9 million and $11.2 million in the respective prior year periods), and the negative impact of $— million and $7.2 million of reinsurance reinstatement premiums incurred during the three and nine months ending September 30, 2026, respectively ($3.8 million and $9.6 million in the respective prior year periods). In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.

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JRVR Announces Third Quarter 2026 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) income (loss) from discontinued operations, b) the impact of retroactive reinsurance accounting, c) net realized and unrealized gains (losses) on investments, d) impairments of goodwill and intangible assets, e) certain non-operating expenses such as professional service fees related to certain lawsuits, various strategic initiatives, and the filing of registration statements for the offering of securities, f) severance costs associated with terminated employees, and g) deemed dividends recorded with the amendment of the Series A Preferred Shares. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income available to common shareholders reconciles to our adjusted net operating income as follows:

	Three Months Ended September 30,
	2026		2025
	Loss Before Taxes	Net Loss	Income Before Taxes	Net (Loss) Income
	($ in thousands)
(Loss) income available to common shareholders	$(190,840)	$(189,409)	$111	$(948)
Loss from discontinued operations	169	133	572	572
Losses and loss adjustment expenses - retroactive reinsurance	(117)	(173)	23,515	18,577
Net realized and unrealized investment losses (gains)	2,857	2,257	(1,239)	(979)
Other expenses	1,160	916	189	161
Impairment of goodwill	181,831	181,831	—	—
Adjusted net operating (loss) income	$(4,940)	$(4,445)	$23,148	$17,383

	Nine Months Ended September 30,
	2026		2025
	(Loss) Income Before Taxes	Net (Loss) Income	Income Before Taxes	Net Income
	($ in thousands)
(Loss) income available to common shareholders	$(197,420)	$(195,871)	$17,734	$9,447
Loss from discontinued operations	637	503	2,347	2,347
Losses and loss adjustment expenses - retroactive reinsurance	20,999	16,508	30,826	24,353
Net realized and unrealized investment losses	8,490	6,707	484	382
Other expenses	2,161	1,707	1,760	1,649
Impairment of goodwill	181,831	181,831	—	—
Adjusted net operating income	$16,698	$11,385	$53,151	$38,178

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JRVR Announces Third Quarter 2026 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A Preferred Shares and the deferred retroactive reinsurance gain less goodwill and intangible assets, net of amortization. Tangible equity per share represents tangible equity divided by the sum of total shares of common stock outstanding plus the shares of common stock resulting from an assumed conversion of the outstanding Series A Preferred Shares into common stock (at the conversion price effective as of the last day of the applicable period). We define tangible common equity as tangible equity less mezzanine Series A Preferred Shares and tangible common equity per share represents tangible common equity divided by the total shares of common stock outstanding. Our definitions of tangible equity, tangible equity per share, tangible common equity and tangible common equity per share may not be comparable to those of other companies, and they should not be viewed as a substitute for shareholders' equity and shareholders' equity per share calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for September 30, 2026, June 30, 2026, December 31, 2025, and September 30, 2025.

	September 30, 2026	June 30, 2026	December 31, 2025	September 30, 2025
($ in thousands, except for share data)
Shareholders' equity (a)	$291,877	$522,601	$538,153	$503,638
Plus: Series A redeemable preferred shares	133,115	133,115	133,115	133,115
Plus: Deferred reinsurance gain	107,719	107,836	86,720	88,796
Less: Goodwill and intangible assets	31,815	213,736	213,918	214,009
Tangible equity	$500,896	$549,816	$544,070	$511,540
Less: Series A redeemable preferred shares	133,115	133,115	133,115	133,115
Tangible common equity	$367,781	$416,701	$410,955	$378,425

Common shares outstanding	46,249,038	46,239,030	45,968,584	45,936,898
Common shares from assumed conversion of Series A preferred shares	13,521,634	13,521,634	13,521,634	13,521,634
Common shares outstanding after assumed conversion of Series A preferred shares	59,770,672	59,760,664	59,490,218	59,458,532

Equity per share:
Shareholders' equity (a)	$6.31	$11.30	$11.71	$10.96
Tangible equity	$8.38	$9.20	$9.15	$8.60
Tangible common equity	$7.95	$9.01	$8.94	$8.24

(a) During the third quarter of 2026, the Company performed a quantitative goodwill impairment assessment on the James River Excess & Surplus Lines reporting unit due to the continuation of the sustained decline in the Company's stock price and due to market conditions for excess and surplus lines impacting the reporting unit's actual and projected results. Based on this quantitative testing, the Company determined that the full amount of the goodwill, $181.8 million, should be recognized as an impairment loss.
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